UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2025

 LGAM Private Credit LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01674	93-4633111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Item 3.02. Unregistered Sales of Equity Securities.
As of July 1, 2025, LGAM Private Credit LLC ("we", the "Company" or the "Fund"), sold approximately 747,037 of the Company’s Common Units (the “Units”) for an aggregate offering price of approximately $15.0 million, reflecting a purchase price of $20.07 per unit (with the final number of Units being determined on July 24, 2025).
The sale of Units was made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was not in the United States (as defined in Rule 902(l) under Regulation S under the Securities Act) and was not, and was not acting for the account or benefit of, U.S. Persons (as defined in Rule 902(k) under Regulation S under the Securities Act).
Item 7.01. Regulation FD Disclosure.
On July 25, 2025, the Company disclosed the below information.
Distribution:

On July 24, 2025, the Fund declared a regular distribution to unitholders of record in the amount of $0.1380 per unit. The distribution will be payable on or around August 5, 2025 to unitholders of record as of July 31, 2025.
Company's Portfolio:
As of June 30, 2025, the Company had investments in 106 portfolio companies across 31 industries with an aggregate par value of approximately $355.5 million, which consisted of approximately 99.0% first lien debt investments, 0.4% second lien debt investments, and 0.6% other investments based on par value or in the case of equity investments, cost. As of June 30, 2025, approximately 99.8% of the debt investments, based on par value, in the Company's portfolio were at floating rates. During the period from June 1, 2025 through June 30, 2025, the Company had new investment commitments of approximately $12.3 million, approximately 100.0% of which were first lien debt investments. As of June 30, 2025, approximately 3.1%, based on par value (including cash), were in broadly syndicated loans, which the Company primarily uses for cash management purposes.

The table below describes investments by industry composition based on par value as of June 30, 2025:

Industry	% of Total
Software	19.6%
Professional Services	9.2
Commercial Services & Supplies	8.5
Insurance Services	8.0
IT Services	7.3
Health Care Providers & Services	6.5
Diversified Consumer Services	5.2
Financial Services	3.6
Automobiles	3.1
Multi-Utilities	2.9
Other	26.1
Total	100.0%
The table below shows the Company's ten largest portfolio company investments based on par value as of June 30, 2025:

Issuer	% of Total
Bullhorn, Inc.	2.1%
DCA Investment Holdings, LLC	2.0
MRI Software, LLC	2.0
Diligent Corporation	2.0
GS AcquisitionCo, Inc.	2.0
Everbridge Holdings, LLC	2.0
iCIMS, Inc.	1.7
Essential Services Holding Corportation	1.7
ComPsych Investments Corp.	1.7
Vessco Midco Holdings, LLC	1.7
Other	81.1
Total	100.0%
Net Asset Value:
As of June 30, 2025, the Company's aggregate net asset value is estimated to be approximately $162.9 million. As of June 30, 2025, the Company had approximately $140.6 million of debt outstanding (at principal). Final results may differ materially from the estimated net asset value as a result of the completion of the Company’s financial closing procedures, as well as any subsequent events, including the discovery of information affecting fair values of portfolio investments as of June 30, 2025, arising between the date hereof and the completion of the financial statements and the filing of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2025	LGAM Private Credit LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer